UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2020

HANCOCK WHITNEY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (228) 868-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $3.33 per share	HWC	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement

On June 2, 2020, Hancock Whitney Corporation (the “Company”) completed its previously announced sale of $150 million aggregate principal amount of its 6.25% Subordinated Notes due 2060 (the “Notes”) to Morgan Stanley & Co. LLC, BofA Securities, Inc., Piper Sandler & Co., UBS Securities LLC and Wells Fargo Securities, LLC, as managers of the several underwriters (the “Underwriters”) named in the Underwriting Agreement, dated May 26, 2020, by and between the Company and the Underwriters.

The Notes were issued pursuant to an Indenture, dated as of March 9, 2015 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the Supplemental Indenture, dated as of June 2, 2020, by and between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

Under the terms of the Indenture, the Notes mature on June 15, 2060 and accrue interest at a rate of 6.25% per annum, with interest payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2020.

The Notes are the Company’s subordinated unsecured obligations and rank (i) equally in right of payment with the Company’s existing and future unsecured, subordinated debt that ranks equally with the Notes, including the Company’s 5.95% subordinated notes due June 15, 2045, (ii) subordinate in right of payment to any of the Company’s existing and future senior debt and certain of the Company’s other obligations and (iii) senior in right of payment to any future unsecured, subordinated debt, that by its terms is expressly subordinate in right of payment to the Notes. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of the Company’s subsidiaries.

The Company may redeem the Notes, at its option, in $25 increments in whole or in part on June 15, 2025, or on any interest payment date thereafter. If the Company redeems only a portion of the Notes on any such date of redemption, it may subsequently redeem additional Notes. In addition, the Company may also redeem the Notes prior to maturity, at its option, in whole, but not in part, within 90 days if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption shall be equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes are intended to qualify as Tier 2 Capital for the Company under the capital rules established by the Federal Reserve. The Indenture contains customary terms and defaults, including payment defaults and breaches of covenants, and events of default, including bankruptcy, insolvency and reorganization. The Notes automatically become due and payable if an event of default relating to specified events of bankruptcy, insolvency or reorganization occurs.

The above descriptions are qualified in their entirety by reference to the Base Indenture and the Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report with respect to the Notes is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1

Indenture, dated as of March 9, 2015, between Hancock Holding Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Hancock Whitney Corporation’s Current Report on Form 8-Kfiled with the Securities and Exchange Commission on March 9, 2015).

4.2	Supplemental Indenture, dated as of June 2, 2020, between Hancock Whitney Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of Global Note representing the Notes

5.1	Opinion of Alston & Bird LLP

5.2	Opinion of Joy Lambert Phillips, Esq., Executive Vice President, General Counsel and Corporate Secretary of Hancock Whitney Corporation

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Joy Lambert Phillips, Esq. (included in the opinion filed as Exhibit 5.2)

104	The cover page from Hancock Whitney Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

June 2, 2020	By:	/s/ Michael M. Achary
Michael M. Achary
Senior Executive Vice President and Chief Financial Officer

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